Exhibit 4.1

Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE

ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE	CUSIP 55272X 409
IN THE CITIES OF ______________

MFA FINANCIAL, INC.

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of 7.50% Series B Cumulative Redeemable Preferred Stock, $.01 par value per share (“Series B Preferred Stock”), of

MFA Financial, Inc.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED: __________________

Countersigned and Registered:
Transfer Agent		(SEAL)
and Registrar	President

By:
Authorized Signature	Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in the Charter of the Corporation, (1) no Person may Beneficially Own or Constructively Own shares of Series B Preferred Stock in excess of 9.8% (in value or number, whichever is more restrictive) of the outstanding shares of Series B Preferred Stock of the Corporation; (2) no Person may Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% (in value or number) of the outstanding Capital Stock of the Corporation; or (3) there shall be no Transfer or other event that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons or that would result in the Corporation’s being “closely held” under section 856(h) of the Code. Any Person who violates, or attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of, the above limitations must immediately notify the Corporation in writing. If the restrictions on transfer or ownership are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust for the benefit of one or more Charitable Beneficiaries as provided in the Charter. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE

A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT ______	Custodian ________
TEN ENT	-	as tenants by the entireties	(Custodian)	(Minor)
JT TEN	-	as joint tenants with right of survivorship	Under the Uniform Gifts to	_________________
		and not as tenants in common	Minors Act of	(State)

FOR VALUE RECEIVED, ________________HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO __________________________________________________________________________________________________________________

(NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING # OF ASSIGNEE) __________________________________________________________________________________________________________________

________________________ (____________) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint ________________________ attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: _______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY OTHER CHANGE.